EXHIBIT 5.1

[Mayer, Brown, Rowe & Maw LLP letterhead]

May 9, 2007

Mayer, Brown, Rowe & Maw LLP
350 South Grand Avenue
25th Floor
Los Angeles, California 90071-1503
Main Tel (213) 229-9500
Main Fax (213) 625-0248
www.mayerbrownrowe.com

Zions Bancorporation
One South Main Street, Suite 1500
Salt Lake City, Utah 84111

Ladies and Gentlemen:

Reference is made to (a) that certain registration statement on Form S-3 (Registration Number 333-132868) of Zions Bancorporation (the “Company”), which registration statement was filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2006 and became effective automatically upon filing (such registration statement, including the prospectus that was a part of such registration statement as at the time of effectiveness, the “Registration Statement”); and (b) that certain prospectus supplement dated as of May 7, 2007, with respect to an offering of 99,418 units of the Company’s Employee Stock Option Appreciation Rights Securities, Series 2007 (the “Offered Securities”), filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), on May 9, 2007 (the “Prospectus Supplement,” and together with the base prospectus included as part of the Registration Statement at the time the Registration Statement became effective, the “Prospectus”).

In connection with this opinion, we have examined originals or copies of (i) the Registration Statement; (ii) the Prospectus; (iii) the Global Certificate pursuant to which the Offered Securities are to be issued, a form of which is attached to the Prospectus Supplement as Annex A (the “Global Certificate”); and (iv) such other documents, faxes, certificates, instruments and records as we have deemed necessary, desirable or relevant for purposes hereof. We have also examined and relied upon certificates of officers of the Company, certain other documents delivered to you at the closing of the purchase and sale of the Offered Securities and faxes and certificates of public officials, as to certain matters of fact relating to this opinion, and have made such investigations of law as we have deemed necessary and relevant as a basis hereof.

In our examinations and investigations, we have assumed (i) the genuineness of all signatures on, and the authenticity of, all documents, faxes, certificates, instruments and records (collectively, the “Documents”) submitted to us as originals and the conformity to the original documents, faxes, certificates, instruments and records of all such Documents submitted to us as copies; (ii) the truthfulness of all statements of fact set forth in such Documents; (iii) the due authorization, execution and delivery by the parties thereto, other than the Company, of all Documents examined by us; (iv) the legal capacity of all individuals that are parties thereto; and (v) that, to the extent such Documents purport to constitute agreements of parties other than the Company, such Documents constitute valid, binding and enforceable obligations of such other parties. Additionally, as to matters of Utah law and general corporate matters with respect to the Company, we have solely relied upon the opinion of Callister, Nebeker & McCullough, P.C., dated as of the date hereof, and our opinion is subject to the same assumptions, qualifications, and limitations with respect to such matters as are contained in such opinion of Callister, Nebeker & McCullough, P.C.

Based on the foregoing and subject to the limitations, conditions and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that when the Offered Securities have been duly executed and authenticated as set forth in the Global Certificate and issued and sold as contemplated in the Prospectus, the Offered Securities will be duly and validly issued, fully paid and non-assessable, and constitute binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company to be filed with the SEC and to the Registration Statement, and to the reference to us in the Prospectus Supplement under the caption “Legal Matters.” In giving these consents, we do not admit that we are “experts,” within the meaning of that term as used in the Securities Act or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement or the Prospectus, including this opinion as an exhibit or otherwise.

The foregoing opinion is strictly limited to the matters stated herein, and no other or more extensive opinions are intended or implied or to be inferred beyond the matters expressly stated herein. The foregoing opinions are based on and are limited to, as in effect on the date hereof, the Federal laws of the United States of America and the laws of the States of New York and Utah, and we render no opinion with respect to the laws of any other jurisdiction or, without limiting the generality of the foregoing, the effect of the laws of any other jurisdiction.

It is understood that this opinion is to be used only by you in connection with the offer and sale by the Company of the Offered Securities while the Registration Statement and the Prospectus are in effect. Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein. We undertake no responsibility to update this opinion after the date hereof and assume no responsibility for advising you of any changes with respect to any matters described in this opinion that may occur subsequent to the date hereof or with respect to the discovery subsequent to the date hereof of information not previously known to us pertaining to events occurring prior to the date hereof.

                            Sincerely,

                            /s/ Mayer, Brown, Rowe & Maw LLP

                            Mayer, Brown, Rowe & Maw LLP